Exhibit 99.1
PRESS RELEASE

Beazer Homes Reports Second Quarter Fiscal 2016 Results

ATLANTA, April 28, 2016 - Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced its financial results for the three and six months ended March 31, 2016.
The Company reported a net loss from continuing operations of $1.3 million for the quarter ended March 31, 2016, which included a $1.6 million loss on the extinguishment of debt and $1.8 million in impairment charges, compared with a net loss of $2.1 million for the quarter ended March 31, 2015.
Adjusted EBITDA rose 32.5% versus the prior year to $26.2 million, driven by substantially higher revenue. Home closings of 1,150 were up 22.9%, while ASP increased to $328.0 thousand.
The Company ended the quarter with nearly $135 million of unrestricted cash and total available liquidity of more than $250 million. During the quarter, the Company repurchased an additional $18.4 million of debt, bringing the year to date total to $41.3 million. The Company intends to reduce debt by a total of at least $100 million during Fiscal 2016.
Relative to the Company’s objective to achieve $2 billion in revenue with Adjusted EBITDA of at least $200 million, referred to as the “2B-10” Plan, for the trailing twelve months, revenue was $1.8 billion, up 22.3%, and Adjusted EBITDA of $160.1 million was up more than $31.0 million, or 24.0%, compared to last year.
“Our second quarter results demonstrated our ability to successfully grow EBITDA while reducing leverage. Although uncertainty in the broader economy contributed to an uneven start to the spring selling season, we were encouraged by more consistent new home orders as the quarter progressed,” said Allan Merrill, CEO of Beazer Homes.
Mr. Merrill continued, “We are pleased with our results for the quarter and so far this year and look forward to further progress on our joint “2B-10” and deleveraging objectives in the second half of the year.”

Summary results for the three and six months ended March 31, 2016 are as follows:
Q2 Results from Continuing Operations (unless otherwise specified)

	Three Months Ended March 31,
	2016	2015	Change*
New Home Orders	1,538	1,698	(9.4)%
Orders per community per month	3.1	3.5	(11.4)%
Average active community count	166	160	3.8%
Actual community count at month-end	163	163	—%
Cancellation rates	17.6%	16.7%	90 bps

Total Home Closings	1,150	936	22.9%
Average selling price from closings (in thousands)	$328.0	$305.8	7.3%
Homebuilding revenue (in millions)	$377.3	$286.2	31.8%
Homebuilding gross margin, excluding impairments and abandonments (I&A)	15.9%	18.3%	-240 bps
Homebuilding gross margin, excluding I&A and interest amortized to cost of sales	20.2%	21.7%	-150 bps
Homebuilding gross margin, excluding I&A, interest amortized to cost of sales and unexpected warranty costs	20.2%	21.7%	-150 bps

Loss from continuing operations before income taxes (in millions)	$(5.2)	$(2.0)	$(3.2)
(Benefit from) provision for income taxes (in millions)	$(3.9)	$0.1	$(4.0)
Loss from continuing operations (in millions)	$(1.3)	$(2.1)	$0.7
Basic and diluted loss per share from continuing operations	$(0.04)	$(0.08)	$0.04

Total Company land and land development spending (in millions)	$83.6	$102.1	$(18.5)
Total Company Adjusted EBITDA, excluding unexpected warranty costs and a litigation settlement in discontinued operations (in millions)	$26.2	$19.7	32.5%
LTM Adjusted EBITDA, excluding unexpected warranty costs and a litigation settlement in discontinued operations (in millions)	$160.1	$129.1	24.0%

	Six Months Ended March 31,
	2016	2015	Change*
New Home Orders	2,461	2,664	(7.6)%
LTM orders per month per community	2.6	2.8	(7.1)%
Cancellation rates	20.9%	18.5%	240 bps

Total Home Closings	2,199	1,821	20.8%
Average sales price from closings (in thousands)	$324.6	$300.8	7.9%
Homebuilding revenue (in millions)	$713.8	$547.8	30.3%
Homebuilding gross margin, excluding impairments and abandonments (I&A)	16.7%	16.0%	70 bps
Homebuilding gross margin, excluding I&A and interest amortized to cost of sales	20.8%	19.3%	150 bps
Homebuilding gross margin, excluding I&A, interest amortized to cost of sales and unexpected warranty costs	20.3%	21.8%	-150 bps

Loss from continuing operations before income taxes (in millions)	$(3.4)	$(20.7)	$17.3
Benefit from income taxes (in millions)	$(3.3)	$(0.6)	$(2.7)
Loss from continuing operations (in millions)	$(0.1)	$(20.1)	$20.0
Basic and diluted loss per share from continuing operations	$(0.01)	$(0.76)	$0.75

Total Company land and land development spending (in millions)	$195.3	$247.6	$(52.3)
Total Company Adjusted EBITDA, excluding unexpected warranty costs and a litigation settlement in discontinued operations (in millions)	$52.1	$36.0	44.5%
* Change is calculated using unrounded numbers.

As of March 31, 2016

	As of March 31,
	2016	2015	Change
Backlog units	2,300	2,533	(9.2)%
Dollar value of backlog (in millions)	$773.0	$814.1	(5.1)%
ASP in backlog (in thousands)	$336.1	$321.4	4.6%
Land and lots controlled	25,132	27,794	(9.6)%

Conference Call

The Company will hold a conference call on April 28, 2016 at 10:00 a.m. ET to discuss these results. Interested parties may listen to the conference call and view the Company’s slide presentation over the Internet by visiting the “Investor Relations” section of the Company's website at www.beazer.com. To access the conference call by telephone, listeners should dial 800-619-8639 (for international callers, dial 312-470-7002). To be admitted to the call, verbally supply the passcode “BZH.” A replay of the call will be available shortly after the conclusion of the live call. To directly access the replay, dial 800-679-9644 or 203-369-3316 and enter the passcode “3740” (available until 11:59 p.m. ET on May 5, 2016), or visit www.beazer.com. A replay of the webcast will be available at www.beazer.com for at least 30 days.

Headquartered in Atlanta, Beazer Homes is a geographically diversified homebuilder with active operations in 13 states within three geographic regions in the United States. The Company's homes meet or exceed the benchmark for energy-efficient home construction as established by ENERGY STAR® and are designed with Choice Plans to meet the personal preferences and lifestyles of its buyers. In addition, the Company is committed to providing a range of preferred lender choices to facilitate transparent competition between lenders and enhanced customer service. The Company's active operations are in the following states: Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, North Carolina, South Carolina, Tennessee, Texas and Virginia. Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.” For more info visit Beazer.com, or check out Beazer on Facebook and Twitter.

This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things: (i) economic changes nationally or in local markets, changes in consumer confidence, declines in employment levels, inflation or increases in the quantity and decreases in the price of new homes and resale homes on the market; (ii) the cyclical nature of the homebuilding industry and a potential deterioration in homebuilding industry conditions; (iii) continuing severe weather conditions or other related events could result in delays in land development or home construction, increase our costs or decrease demand in the impacted areas; (iv) our cost of and ability to access capital, due to factors such as limitations in the capital markets or adverse credit market conditions, and otherwise meet our ongoing liquidity needs, including the impact of any downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (v) our ability to reduce our outstanding indebtedness and to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing; (vi) the availability and cost of land and the risks associated with the future value of our inventory, such as additional asset impairment charges or writedowns; (vii) estimates related to homes to be delivered in the future (backlog) are imprecise, as they are subject to various cancellation risks that cannot be fully controlled; (viii) shortages of or increased prices for labor, land or raw materials used in housing production and the level of quality and craftsmanship provided by our subcontractors; (ix) a substantial increase in mortgage interest rates, increased disruption in the availability of mortgage financing, a change in tax laws regarding the deductibility of mortgage interest, or an increased number of foreclosures; (x) increased competition or delays in reacting to changing consumer preference in home design; (xi) factors affecting margins such as decreased land values underlying land option agreements, increased land development costs on communities under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xii) estimates related to the potential recoverability of our deferred tax assets; (xiii) potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations, or governmental policies and possible penalties for failure to comply with such laws, regulations or governmental policies, including these related to the environment;

(xiv) the results of litigation or government proceedings and fulfillment of the obligations in the consent orders with governmental authorities and other settlement agreements; (xv) the impact of construction defect and home warranty claims, including water intrusion issues in Florida and New Jersey; (xvi) the cost and availability of insurance and surety bonds; (xvii) the performance of our unconsolidated entities and our unconsolidated entity partners; (xviii) the impact of information technology failures or data security breaches; (xix) terrorist acts, natural disasters, acts of war or other factors over which the Company has little or no control; or (xx) the impact on homebuilding in key markets of governmental regulations limiting the availability of water.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

CONTACT: Beazer Homes USA, Inc.

David I. Goldberg
Vice President of Treasury and Investor Relations
770-829-3700
investor.relations@beazer.com

-Tables Follow-

BEAZER HOMES USA, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Total revenue	$385,607	$299,359	$730,056	$565,123
Home construction and land sales expenses	324,216	245,446	609,727	475,992
Inventory impairments and abandonments	1,825	—	3,181	—
Gross profit	59,566	53,913	117,148	89,131
Commissions	14,582	11,969	28,356	22,895
General and administrative expenses	38,898	32,727	70,567	64,168
Depreciation and amortization	3,056	2,781	6,047	5,122
Operating income (loss)	3,030	6,436	12,178	(3,054)
Equity in income (loss) of unconsolidated entities	(51)	82	9	224
Loss on extinguishment of debt	(1,631)	—	(2,459)	—
Other expense, net	(6,558)	(8,473)	(13,123)	(17,907)
Loss from continuing operations before income taxes	(5,210)	(1,955)	(3,395)	(20,737)
Expense (benefit) from income taxes	(3,898)	105	(3,282)	(591)
Loss from continuing operations	(1,312)	(2,060)	(113)	(20,146)
Income (loss) from discontinued operations, net of tax	78	64	(122)	(4,190)
Net income (loss)	$(1,234)	$(1,996)	$(235)	$(24,336)
Weighted average number of shares:
Basic	31,808	26,480	31,783	26,469
Diluted	31,808	26,480	31,783	26,469
Basic income (loss) per share:
Continuing operations	$(0.04)	$(0.08)	$(0.01)	$(0.76)
Discontinued operations	$—	$—	$—	$(0.16)
Total	$(0.04)	$(0.08)	$(0.01)	$(0.92)
Diluted income (loss) per share:
Continuing operations	$(0.04)	$(0.08)	$(0.01)	$(0.76)
Discontinued operations	$—	$—	$—	$(0.16)
Total	$(0.04)	$(0.08)	$(0.01)	$(0.92)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Capitalized interest in inventory, beginning of period	$132,462	$99,868	$123,457	$87,619
Interest incurred	30,467	30,259	60,555	60,542
Capitalized interest impaired	(84)	—	(84)	—
Interest expense not qualified for capitalization and included as other expense	(6,633)	(7,695)	(14,065)	(17,442)
Capitalized interest amortized to house construction and land sales expenses	(16,073)	(9,956)	(29,724)	(18,243)
Capitalized interest in inventory, end of period	$140,139	$112,476	$140,139	$112,476

BEAZER HOMES USA, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
($ in thousands, except share and per share data)

	March 31, 2016	September 30, 2015
ASSETS
Cash and cash equivalents	$134,933	$251,583
Restricted cash	17,279	38,901
Accounts receivable (net of allowance of $872 and $1,052, respectively)	55,603	52,379
Income tax receivable	221	419
Owned Inventory	1,750,652	1,697,590
Investments in unconsolidated entities	9,015	13,734
Deferred tax assets, net	329,644	325,373
Property and equipment, net	20,699	22,230
Other assets	15,695	18,994
Total assets	$2,333,741	$2,421,203
LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$98,556	$113,539
Other liabilities	142,028	148,966
Total debt (net of discounts of $5,272 and $3,639, respectively)	1,459,605	1,528,275
Total liabilities	$1,700,189	$1,790,780
Stockholders’ equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	$—	$—
Common stock (par value $0.001 per share, 63,000,000 shares authorized, 33,092,278 issued and outstanding and 32,660,583 issued and outstanding, respectively)	33	33
Paid-in capital	860,917	857,553
Accumulated deficit	(227,398)	(227,163)
Total stockholders’ equity	633,552	630,423
Total liabilities and stockholders’ equity	$2,333,741	$2,421,203

Inventory Breakdown
Homes under construction	$446,698	$377,281
Development projects in progress	777,369	809,900
Land held for future development	260,222	270,990
Land held for sale	49,500	44,555
Capitalized interest	140,139	123,457
Model homes	76,724	71,407
Total owned inventory	$1,750,652	$1,697,590

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA – CONTINUING OPERATIONS
($ in thousands, except otherwise noted)

	Three Months Ended March 31,		Six Months Ended March 31,
SELECTED OPERATING DATA	2016	2015	2016	2015
Closings:
West region	554	386	1,046	702
East region	277	269	534	574
Southeast region	319	281	619	545
Total closings	1,150	936	2,199	1,821

New orders, net of cancellations:
West region	737	715	1,159	1,120
East region	391	488	639	774
Southeast region	410	495	663	770
Total new orders, net	1,538	1,698	2,461	2,664

			As of March 31,
			2016	2015
Backlog units at end of period:
West region			1,068	975
East region			592	800
Southeast region			640	758
Total backlog units			2,300	2,533

Dollar value of backlog at end of period (in millions)			$773.0	$814.1

	Three Months Ended March 31,		Six Months Ended March 31,
SUPPLEMENTAL FINANCIAL DATA	2016	2015	2016	2015
Homebuilding revenue:
West region	$176,940	$108,766	$334,136	$195,084
East region	101,862	96,758	196,207	198,590
Southeast region	98,453	80,698	183,505	154,130
Total homebuilding revenue	$377,255	$286,222	$713,848	$547,804

Revenues:
Homebuilding	$377,255	$286,222	$713,848	$547,804
Land sales and other	8,352	13,137	16,208	17,319
Total revenues	$385,607	$299,359	$730,056	$565,123

Gross profit:
Homebuilding	$58,275	$52,379	$116,338	$87,656
Land sales and other	1,291	1,534	810	1,475
Total gross profit	$59,566	$53,913	$117,148	$89,131

Reconciliation of homebuilding gross profit before impairments and abandonments and interest amortized to cost of sales and the related gross margins to homebuilding gross profit and gross margin, the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that this information assists investors in comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective level of impairments and level of debt.
In addition, given the unusual size and nature of the charges recorded related to the Florida stucco issues during the six months ended March 31, 2016 and 2015, homebuilding gross profit is also shown excluding these charges. Management believes that this representation best reflects the operating characteristics of the Company.

	Three Months Ended March 31,				Six Months Ended March 31,
	2016		2015		2016		2015
Homebuilding gross profit	$58,275	15.4%	$52,379	18.3%	$116,338	16.3%	$87,656	16.0%
Inventory impairments and abandonments (I&A)	1,825		—		2,613		—
Homebuilding gross profit before I&A	60,100	15.9%	52,379	18.3%	118,951	16.7%	87,656	16.0%
Interest amortized to cost of sales	16,073		9,782		29,440		17,976
Homebuilding gross profit before I&A and interest amortized to cost of sales	76,173	20.2%	62,161	21.7%	148,391	20.8%	105,632	19.3%
Unexpected warranty costs related to Florida stucco issues (net of expected insurance recoveries)	—		—		(3,612)		13,582
Homebuilding gross profit before I&A, interest amortized to cost of sales and unexpected warranty costs	$76,173	20.2%	$62,161	21.7%	$144,779	20.3%	$119,214	21.8%

Reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, debt extinguishment, impairments and abandonments) to total Company net loss, the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that Adjusted EBITDA assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies’ respective capitalization, tax position and level of impairments.
In addition, given the unusual size and nature of certain charges recorded during the periods presented, Adjusted EBITDA is also shown excluding these charges. Management believes that this representation best reflects the operating characteristics of the Company.

	Three Months Ended March 31,		Six Months Ended March 31,		LTM Ended March 31, (a)
	2016	2015	2016	2015	2016	2015
Net income (loss)	$(1,234)	$(1,996)	$(235)	$(24,336)	$368,195	$23,156
Provision (benefit) from income taxes	(3,865)	103	(3,359)	(594)	(328,692)	(42,392)
Interest amortized to home construction and land sales expenses, capitalized interest impaired and interest expense not qualified for capitalization	22,790	17,651	43,873	35,685	94,174	82,328
Depreciation and amortization and stock compensation amortization	5,087	4,322	9,834	8,037	21,270	16,899
Inventory impairments and abandonments (b)	1,741	—	3,097	—	6,206	7,151
Loss on debt extinguishment	1,631	—	2,459	—	2,539	19,764
Adjusted EBITDA	$26,150	$20,080	$55,669	$18,792	$163,692	$106,906
Unexpected warranty costs related to Florida stucco issues (net of expected insurance recoveries)	—	—	(3,612)	13,582	(3,612)	17,872
Unexpected warranty costs related to water intrusion issues in New Jersey (net of expected insurance recoveries)	—	—	—	—	—	648
Litigation settlement in discontinued operations	—	(340)	—	3,660	—	3,660
Adjusted EBITDA excluding unexpected warranty costs and a litigation settlement in discontinued operations	$26,150	$19,740	$52,057	$36,034	$160,080	$129,086

(a) “LTM” indicates amounts for the trailing 12 months.
(b) Amounts for both the three and six months ended March 31, 2016 exclude $84,000 in capitalized interest impaired during the current period. This amount is included in the line above titled “Interest amortized to home construction and land sales expenses, capitalized interest impaired and interest expense not qualified for capitalization.”